EXHIBIT 5.00


                               RIECK AND CROTTY
                               ATTORNEYS AT LAW
                          A PROFESSIONAL CORPORATION
                       55 WEST MONROE STREET-SUITE 3390
                         CHICAGO, ILLINOIS 60603-5062



 Abidon, Inc.
 5301 E. State Street, Suite 215
 Rockford, Illinois 61108

      In re Form S-1 Registration Statement

 Gentlemen:

      We have acted as counsel to Abidon, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 dated December 20, 2001 (the "Registration Statement") relating to the registration of 4,500,000 Shares of the Company's common stock (the "Shares").

      As such counsel, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, and originals or copies of such of the Company's corporate records, certificates of public officials and other documents, that we have considered necessary or advisable for the purpose of rendering this opinion including, but not limited to, certificates of the Company's officers relating to factual and other matters set forth in the Registration Statement. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company of its officers) where due execution and delivery are a prerequisite to the effectiveness thereof.

      Based upon and subject to the foregoing, it is our opinion that, when issued and paid for, the Shares will be duly and validly issued, fully paid and non-assessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation or By-laws or, to our knowledge, in any agreement to which the Company is party.

      As used in this opinion, the expression "to our knowledge" refers to the actual knowledge, as of the date of the Registration Statement, of the attorneys of this firm who have worked on matters for the Company in connection with the transactions contemplated thereby.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ Rieck and Crotty, P.C.

                                    Rieck and Crotty, P.C.